Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Live Oak Bancshares, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-206547) on Form S-8 of Live Oak Bancshares, Inc. (the “Company”) of our report dated March 14, 2016 with respect to the consolidated financial statements of the Company, which report appears in the Company’s 2015 annual report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Greenville, North Carolina
March 14, 2016